UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 20, 2012, the Board of Directors (the “Board”) of Scientific Games Corporation (the “Company”) elected Paul M. Meister as a Director of the Company effective immediately.  Mr. Meister was designated by MacAndrews & Forbes Holdings Inc. (“MacAndrews & Forbes”), the Company’s largest stockholder, pursuant to its rights under a stockholders’ agreement with the Company.  Under the terms of the stockholders’ agreement, MacAndrews & Forbes has the right to designate up to four (4) directors based on its level of share ownership.  Ronald O. Perelman, Barry F. Schwartz and Frances F. Townsend are the other members of the Board designated by MacAndrews & Forbes.

Mr. Meister has served as Chairman of inVentiv Health, Inc., a provider of outsourced services to pharmaceutical, life science and health care industries (“inVentiv”), since 2010 and as Chief Executive Officer of inVentiv since 2011.  Mr. Meister is co-founder and Chief Executive Officer of Liberty Lane Partners, LLC, a private investment company, where he has worked since 2007.  Mr. Meister served as Chairman of Thermo Fisher Scientific Inc. a scientific instruments, equipment and supplies company (“Thermo”), from November 2006 until April 2007.  Mr. Meister also served as Vice Chairman of Fisher Scientific International, Inc. (“Fisher Scientific”), a predecessor to Thermo, from March 2001 to November 2006 and as Vice Chairman and Chief Financial Officer of Fisher Scientific from March 1991 to March 2001.  Mr. Meister holds a Bachelor of Arts degree from the University of Michigan and a Master of Business Administration degree from Northwestern University’s Kellogg School of Management.   Mr. Meister has been a director of LKQ Corporation, a provider of aftermarket collision replacement products, since 1999.  Mr. Meister also is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board, and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University.

Mr. Meister has been appointed to serve on the Audit and Compensation Committees of the Board.

Mr. Meister is eligible to participate in all compensation plans applicable to non-employee members of the Board, as described in the Company’s 2011 Proxy Statement.  In accordance with the compensation program for non-employee directors, upon joining the Board, Mr. Meister received stock options for 10,000 shares, which have a four-year vesting schedule and an exercise price of $11.10 (the fair market value of the Company’s common stock at the time of grant).  Mr. Meister also is eligible to receive an annual retainer of $50,000, meeting fees of $2,000 for each Board and Committee meeting he attends, and an annual award of restricted stock units having a grant date value of $110,000 and a four-year vesting schedule (provided he satisfies the Board’s attendance requirements).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: March 22, 2012	By:	/s/ Grier C. Raclin
		Name:	Grier C. Raclin
		Title:	Senior Vice President, General Counsel and Corporate Secretary